                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                               EDMARK CORPORATION


         The undersigned secretary of Edmark Corporation hereby certifies that the following Restated Articles of Incorporation were adopted as the Articles of Incorporation for this corporation:

                                   ARTICLE I
                                   ---------

         The name of the corporation is Edmark Corporation.

                                   ARTICLE II
                                   ----------

         The period of duration of the corporation is perpetual.

                                  ARTICLE III
                                  -----------

         The purpose of the corporation is the transaction of any or all lawful business for which corporations may be incorporated under Title 23A RCW.

                                   ARTICLE IV
                                   ----------

         The aggregate number of shares which the corporation shall have authority to issue is 10,000,000 shares of no par common stock.

         Capital stock may be issued by the corporation from time to time for such consideration, including without limitation services, money or property, as may be authorized by the Board of Directors establishing a price (in money or other consideration) or a minimum price or general formula or method by which the price will be determined, except in transactions that do not require consideration under Title 23A RCW.

                                   ARTICLE V
                                   ---------

         The address of the registered office of the corporation is 14350 Northeast 21st, Bellevue, Washington 98007, and the name of its registered agent at that address is Thomas C. Korten.

                                   ARTICLE VI
                                   ----------

         The number of Directors constituting the initial Board of Directors of the corporation is five. Thereafter the number of Directors will be as may from time to time be specified in the Bylaws. The persons who are to serve as Directors until the next annual meeting of shareholders and until their respective earlier removed in accordance with law, are:

         Name                                      Address
         ----                                      --------
         Donald M. Barton                          14350 Northeast 21st
                                                   Bellevue, Washington 98007

         Thomas C. Korten                          14350 Northeast 21st
                                                   Bellevue, Washington 98007

         R. Alex Polson                            505 Madison, Suite #209
                                                   Seattle, Washington 98104

         Stephen I. Sulzbacher                     14350 Northeast 21st
                                                   Bellevue, Washington 98007

         Richard S. Thorp                          14350 Northeast 21st
                                                   Bellevue, Washington 98007

                                  ARTICLE VII
                                  -----------

         The corporation shall have the right to purchase its own shares to the extent of unreserved and unrestricted surplus available therefor, whether capital surplus or earned surplus. The Board of Directors may, from time to time, distribute to its shareholders out of capital surplus of the corporation a portion of its assets, in cash or property.

                                  ARTICLE VIII
                                  ------------

         The power to adopt, alter, amend or repeal the bylaws or adopt new bylaws, subject to repeal or change by action of the shareholders, is vested in the Board of Directors.

                                   ARTICLE IX
                                   ----------

         The corporation reserves the right to amend, change or repeal any provision of these Articles of Incorporation in the manner now or later prescribed by law, and all rights conferred upon shareholders herein are subject to this reserved power. Any contract, transaction, or act of the corporation or of the directors or of any officer of the corporation which is ratified by a majority of a quorum of the shareholders of the corporation at any annual meeting or any special meeting called for that purpose, will insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of the corporation.

                                   ARTICLE X
                                   ---------

         The original incorporator was Gordon B. Bleil whose address on the date of incorporation was Post Office Box 62, Redmond, Washington 98052.

         The shareholders will not be entitled to cumulate their votes at any election of directors.

         The shareholders will not have preemptive rights to acquire additional shares or securities convertible into shares offered for sale or otherwise issued by the corporation.

                                  ARTICLE XII
                                  -----------

         The corporation may enter into contracts and otherwise transact business as vendor, purchaser or otherwise, with its directors, officers and shareholders and with corporations, associations, firms and entities in which they are or may become interested as directors, officers, shareholders, members or otherwise, as freely as though those adverse interests did not exist, even though the vote, action or presence of those directors, officers or shareholders may be necessary to obligate the corporation upon those contracts or transactions. In the absence of fraud, none of those contracts or transactions will be void or voidable and none of those directors, officers or shareholders will be held liable to account to the corporation for any profit or benefit realized by them through those contracts or transactions despite those interests or their fiduciary relationship, if any, to the corporation.
In the case of directors and officers of the corporation (but not in the case of shareholders who are not directors or officers), for these provisions to be available to those directors or officers, the nature of their interests (but not necessarily the details or extent) must have been disclosed or known to the Board of Directors of the corporation at or prior to the meetings or time at which the contracts or transactions were authorized or confirmed. A general notice that directors or officers of the corporation are interested in any other corporation, association, firm or entity will be sufficient disclosure with respect to all contracts and transactions with the other corporation, association, firm or entity.

                                  ARTICLE XIII
                                  ------------

         Any person who is or was a director or officer of the corporation (including any domestic or foreign predecessor entity of the corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of the transaction), and any person who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, shall be indemnified by the penalties, fines, liabilities and claims, and amounts paid in settlement of any thereof (including attorneys' fees and any expense of establishing a right to indemnification and advances of expenses) to the fullest extent required by the Washington Business Corporation Act and to the fullest extent of the corporation's power to indemnify as provided in the Washington Business Corporation Act. The corporation shall have the power to indemnify any other employee or agent of the corporation (including any such predecessor entity), to the fullest extent permitted by the Washington Business Corporation Act.
The
corporation shall have the power to indemnify any officer who is not a director of the corporation and any employee or agent of the corporation who is not a director to such further extent as is consistent with law. The corporation may purchase and maintain insurance on behalf of any person to the fullest extent permitted by the Washington Business Corporation Act.

         IN WITNESS WHEREOF, the undersigned has executed these Restated Articles in duplicate this 30th day of June, 1985.

                                            /s/ KRISTY A. HIGH
                                            -----------------------------------
                                            Secretary


STATE OF WASHINGTON                 )
                                    ) ss.
COUNTY OF KING                      )


         Kristy A. High, being first duly sworn, upon oath deposes and says:
She is the Secretary of Edmark Corporation, and is authorized to verify this document on behalf of the corporation; that she has read the foregoing Restated Articles of Incorporation, knows the contents thereof and believes the same to be true and to correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended; and that these Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.


                                            /s/ KRISTY A. HIGH
                                            -----------------------------------

         SUBSCRIBED AND SWORN to before me on 1st day of July, 1985.

                                            /s/ PEGGY J. YOUNG
                                            -----------------------------------
                                            [Notary Signature]

                                            NOTARY PUBLIC for the State of
                                            Washington, residing at
                                            Kent, WA
                                            -----------------------------------

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                               EDMARK CORPORATION


         Pursuant to the provisions of RCW 23A.16 of the Washington Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST.  The name of the corporation is Edmark Corporation.

         SECOND. Article IV of the Articles of Incorporation is amended by adding a new third paragraph reading as follows:

                 As of the close of business on November 30, 1989, each outstanding share of no par common stock of the corporation has been reclassified into one share of no par common stock for each three issued and outstanding shares of no par common stock, but without any corresponding change in the aggregate number of shares which the corporation shall continue to have authority to issue.


THIRD. The date of adoption of the Amendment by the shareholders of the corporation is November 21, 1989.

FOURTH. The number of shares outstanding at the time of the adoption of the Amendment was 5,434,947 of no par common stock of which 5,434,947 were entitled to vote on the Amendment.

FIFTH. 4,243,810 shares voted for the Amendment and 52,258 shares voted against the Amendment.

                                            EDMARK CORPORATION


                                            By /s/ KRISTY A. HIGH
                                               ---------------------------
                                               Kristy A. High
                                               Its Secretary
                                               11/29/89

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                               EDMARK CORPORATION

        Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendment to the corporation's Articles of Incorporation.

        1.      The name of the corporation is Edmark Corporation.

        2. The first paragraph of Article IV of the Company's Articles of Incorporation is hereby amended to read in its entirety as follows:

                                   ARTICLE IV

                The aggregate number of shares which the corporation shall have the authority to issue is 30,000,000 shares of no par common stock.

        3. This amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

        4.      The date of the adoption of the amendment was October 19, 1995.

        5. The amendment was duly approved by the shareholders of the Company in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

        6. This amendment will be effective upon filing with the Washington Secretary of State.

        DATED:  October 19, 1995.

                                                EDMARK CORPORATION


                                                By /s/ Sally G. Narodick
                                                   ----------------------------
                                                   Sally G. Narodick, Chairman
                                                   and Chief Executive Officer